STB DRAFT 7/30/01


          SIXTH  WAIVER  dated  as of September __, 2001 (this "Waiver"), to the
                                                                ------
Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")
                                                              ----------------
among  SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "Borrower"), the
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financial  institutions  or entities from time to time parties to this Agreement
(the  "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as letter of credit
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issuing  bank  (the  "Issuing  Lender"),  TORONTO  DOMINION  (TEXAS),  INC.,  as
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administrative  agent  (the  "General  Administrative  Agent"),  and  THE  CIT
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GROUP/BUSINESS  CREDIT,  INC.  ("CIT"), as collateral agent and underwriter (the
                                 ---
"Collateral  Agent";  collectively  with  the  General Administrative Agent, the
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"Underwriters").
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                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to waive certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the General Administrative Agent and the Lenders have agreed to such waivers only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

          1.     Defined  Terms.  Unless  otherwise  defined  herein,  all
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capitalized  terms  used  herein  shall  have  the meanings given to them in the
Credit  Agreement.

          2.     Waiver.  The Required Lenders hereby waive any Default or Event
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of Default arising by virtue of the Debtors' failure to satisfy the requirements of  (i)  Section  7.11  and  (ii) Section 9(p); provided, that such waiver shall
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expire  on  October  15,  2001.

          3.     Representations  and  Warranties.  After  giving effect to this
                 --------------------------------
Waiver, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

          4.     Expenses.  The Borrower agrees to pay and reimburse the General
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Administrative  Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Waiver, including the reasonable fees and expenses of counsel.

          5.     Effectiveness.  This  Waiver shall become effective on the date
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upon  which  the  General  Administrative Agent shall have received counterparts hereof  duly  executed  by  the  Borrower  and  the  Required  Lenders.


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          6.     Continuing  Effects.  Except  as  expressly  waived  or amended
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hereby, the Credit Agreement shall continue to be and shall remain in full force and  effect  in  accordance  with  its  terms.

          7.     Counterparts.  This  Waiver  may  be  executed  by  the parties
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hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

          8.     GOVERNING LAW.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED
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AND  INTERPRETED  IN  ACCORDANCE  WITH,  THE  LAW  OF  THE  STATE  OF  NEW YORK.



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          IN  WITNESS  WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   SAFETY-KLEEN  SERVICES,  INC.


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   TORONTO  DOMINION  (TEXAS),  INC.,
                                    as General Administrative Agent, Underwriter and Lender


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE  TORONTO-DOMINION  BANK,
                                   HOUSTON  AGENCY
                                    as  Issuing  Lender


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE  CIT  GROUP/BUSINESS  CREDIT,  INC.,
                                    as Collateral Agent, Underwriter and Lender


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   GSCP  Recovery,  Inc.


                                   By: _________________________________________
                                       Name:
                                       Title:


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                                   GSC  Recovery  II,  L.P.


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   BANK  ONE,  NA


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   GOLDMAN  SACHS  CREDIT  PARTNERS,  L.P.


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   SENIOR  DEBT  PORTFOLIO
                                   By Boston Management and Research, as Advisor


                                   By: _________________________________________
                                       Name:
                                       Title:


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